Exhibit 10.6

SECURITY AGREEMENT

This SECURITY AGREEMENT, dated as of September 22, 2014 (as amended, supplemented or otherwise modified from time to time in accordance with the provisions hereof, this “Agreement”), made by TCW DL BRIDGE, LLC, a Delaware limited liability company (“Grantor”), in favor of NATIXIS, NEW YORK BRANCH, for the benefit of the Secured Parties (as defined in the Credit Agreement) (“Secured Party”).

WHEREAS, on the date hereof, the Lenders agreed from time to time to make loans to Grantor under that certain Revolving Credit Agreement of even date herewith (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”) by and among Grantor, as borrower (“Borrower”), Secured Party, as Funding Agent and Committed Lender, and the lenders party thereto from time to time (the “Lenders”);

WHEREAS, this Agreement is given by Grantor in favor of Secured Party to secure the payment and performance of all of the Secured Obligations (defined below); and

WHEREAS, it is a condition to the obligations of Secured Party to make loans under the Credit Agreement that Grantor execute and deliver this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants, terms and conditions set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. DEFINITIONS.

(a) Unless otherwise defined herein, capitalized terms used herein shall have the meanings assigned to such terms in the Credit Agreement.

(b) Unless otherwise specified herein, all references to Sections and Schedules herein are to Sections and Schedules of this Agreement.

(c) Unless otherwise defined herein, terms used herein that are defined in the UCC shall have the meanings assigned to them in the UCC. However, if a term is defined in Article 9 of the UCC differently than in another Article of the UCC, the term has the meaning specified in Article 9.

(d) For purposes of this Agreement, the following terms shall have the following meanings:

“Collateral” has the meaning set forth in Section 2.

“Event of Default” has the meaning set forth in the Credit Agreement.

“Secured Obligations” means the Obligations as defined in the Credit Agreement.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York or, when the laws of any other state govern the method or manner of the perfection or enforcement of any security interest in any of the Collateral, the Uniform Commercial Code as in effect from time to time in such state.

2. GRANT OF SECURITY INTEREST. As collateral security for the prompt and complete payment and performance when due in full of the Secured Obligations, Grantor hereby grants to Secured Party, and hereby creates a Lien on and a security interest in favor of Secured Party in and to all of its right, title and interest in and to the following, wherever located, whether now existing or hereafter from time to time arising or acquired (collectively, the “Collateral”):

(a) all fixtures and personal property of every kind and nature including all accounts, goods (including inventory and equipment), documents (including, if applicable, electronic documents), instruments, promissory notes, chattel paper (whether tangible or electronic), letters of credit, letter-of-credit rights (whether or not the letter of credit is evidenced by a writing), securities and all other investment property, commercial tort claims described on Schedule 1 hereof as supplemented by any written notification given by Grantor to Secured Party pursuant to Section 4(d), general intangibles (including, without limitation, all Loan Sale Agreements, the Acknowledgment and Undertaking Agreement and all payment intangibles), money, deposit accounts, and any other contract rights or rights to the payment of money;

(b) all books and records relating to the foregoing, all supporting obligations related thereto, and all accessions to, substitutions and replacements for, and rents, profits and products of, each of the foregoing; and

(c) to the extent not otherwise included, all Proceeds and products of each of the foregoing.

3. RESERVED.

4. PERFECTION OF SECURITY INTEREST AND FURTHER ASSURANCES.

(a) Grantor shall, from time to time, as may be required by Secured Party with respect to all Collateral, immediately take all actions as may be requested by Secured Party to perfect the security interest of Secured Party in the Collateral, including, without limitation, with respect to all Collateral over which “control” may be obtained within the meaning of Sections 8-106, 9-105, 9-106 and 9-107 of the UCC, Grantor shall immediately take all actions as may be reasonably requested from time to time by Secured Party so that control of such Collateral is obtained and at all times held by Secured Party. All of the foregoing shall be at the sole cost and expense of Grantor.

(b) Grantor hereby irrevocably authorizes Secured Party at any time and from time to time to file in any relevant jurisdiction any financing statements and amendments thereto that contain the information required by Article 9 of the UCC of each applicable jurisdiction for the filing of any financing statement or amendment relating to the Collateral, including any financing or continuation statements or other documents for the purpose of perfecting, confirming, continuing, enforcing or protecting the security interest granted by Grantor hereunder, without the signature of Grantor where permitted by law, including the filing of a financing statement describing the Collateral as all assets now owned or hereafter acquired by Grantor, or words of similar effect. Grantor agrees to provide all information required by Secured Party pursuant to this Section 4(b) promptly to Secured Party upon request.

(c) If Grantor shall at any time hold or acquire any certificated securities, promissory notes, tangible chattel paper, negotiable documents or warehouse receipts relating to the Collateral, Grantor shall immediately endorse, assign and deliver the same to Secured Party, accompanied by such instruments of transfer or assignment duly executed in blank as Secured Party may from time to time specify.

(d) If Grantor shall at any time hold or acquire a commercial tort claim, Grantor shall (i) immediately notify Secured Party in a writing signed by Grantor of the particulars thereof and grant to Secured Party in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance satisfactory to Secured Party and (ii) deliver to Secured Party an updated Schedule 1.

(e) If any Collateral is at any time in the possession of a bailee, Grantor shall promptly notify Secured Party thereof and, at Secured Party’s request and option, shall promptly obtain an acknowledgment from the bailee, in form and substance satisfactory to Secured Party, that the bailee holds such Collateral for the benefit of Secured Party and the bailee agrees to comply, without further consent of Grantor, at any time with instructions of Secured Party as to such Collateral.

(f) Grantor agrees that at any time and from time to time, at the expense of Grantor, to promptly execute and deliver all further instruments and documents, obtain such agreements from third parties, and take all further action, that may be necessary or desirable, or that Secured Party may reasonably request, in order to perfect and protect any security interest granted hereby or to enable Secured Party to exercise and enforce its rights and remedies hereunder or under any other agreement with respect to any Collateral.

5. REPRESENTATIONS AND WARRANTIES. Grantor represents and warrants as follows:

(a) The Collateral consisting of securities have been duly authorized and validly issued, and are fully paid and non-assessable (other than securities in limited liability companies and partnerships) and subject to no options to purchase or similar rights. Grantor holds no commercial tort claims except as indicated on Schedule 1. None of the Collateral constitutes, or is the proceeds of, “farm products” as defined in Section 9-102(a)(34) of the UCC. None of the account debtors or other persons obligated on any of the Collateral is a governmental authority covered by the Federal Assignment of Claims Act or like federal, state or local statute or rule in respect of such Collateral.

(b) At the time the Collateral becomes subject to the Lien and security interest created by this Agreement, Grantor will be the sole, direct, legal and beneficial owner thereof, free and clear of any Lien except for the security interest created by this Agreement and other Permitted Liens.

(c) The pledge of the Collateral pursuant to this Agreement creates a valid and perfected security interest in favor of the Secured Party in the Collateral subject, in the case of all Collateral in which a security interest may be perfected by filing of a financing statement under the UCC, the completion of such filings.

(d) The Grantor has full power, authority and legal right to pledge the Collateral pursuant to this Agreement.

(e) This Agreement has been duly authorized, executed and delivered by Grantor and constitutes a legal, valid and binding obligation of Grantor enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and subject to equitable principles (regardless of whether enforcement is sought in equity or at law).

(f) Other than as otherwise required under the this Agreement, the Credit Agreement or other Loan Documents, no authorization, approval, or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the borrowing of the Loans and the pledge by Grantor of the Collateral pursuant to this Agreement or for the execution and delivery of the Credit Agreement, the other Loan Documents and this Agreement by Grantor or the performance by Grantor of its obligations thereunder.

(g) The execution and delivery of this Agreement by Grantor and the performance by Grantor of its obligations hereunder, will not violate any provision of any applicable law or regulation or any order, judgment, writ, award or decree of any court, arbitrator or governmental authority, domestic or foreign, applicable to Grantor or any of its property, or the organizational or governing documents of Grantor or any agreement or instrument to which Grantor is party or by which it or its property is bound.

(h) Grantor has taken all action reasonably required on its part for “control (as defined in Sections 8-106, 9-105, 9-106 and 9-107 of the UCC, as applicable) to have been obtained by Secured Party over all Collateral with respect to which such control may be obtained pursuant to the UCC. Grantor has taken all reasonable actions required to ensure that no person other than Secured Party has control or possession of all or any part of the Collateral.

6. VOTING, DISTRIBUTIONS AND RECEIVABLES.

(a) Secured Party agrees that unless an Event of Default shall have occurred and be continuing, Grantor may, to the extent Grantor has such right as a holder of the Collateral consisting of securities, other equity interests or indebtedness owed by any obligor, vote and give consents, ratifications and waivers with respect thereto, except to the extent that, in Secured Party’s reasonable judgment, any such vote, consent, ratification or waiver could detract from the value thereof as Collateral or which could be inconsistent with or result in any violation of any provision of the Credit Agreement or this Agreement, and from time to time, upon request from Grantor, Secured Party shall deliver to Grantor suitable proxies so that Grantor may cast such votes, consents, ratifications and waivers.

(b) Secured Party agrees that Grantor may, unless an Event of Default shall have occurred and be continuing, receive and retain all cash dividends and other distributions with respect to the Collateral consisting of securities, other equity interests or indebtedness owed by any obligor.

(c) If any Event of Default shall have occurred and be continuing, Secured Party may, or at the request and option of Secured Party Grantor shall, notify account debtors and other persons obligated on any of the Collateral of the security interest of Secured Party in any account, chattel paper, general intangible, instrument or other Collateral and that payment thereof is to be made directly to Secured Party.

7. COVENANTS. Grantor covenants as follows:

(a) Grantor will not, without providing at least thirty (30) days’ prior written notice to Secured Party, change its legal name, identity, type of organization, jurisdiction of organization, corporate structure, location of its chief executive office or its principal place of business or its organizational identification number. Grantor will, prior to any change described in the preceding sentence, take all actions reasonably requested by Secured Party to maintain the perfection and priority of Secured Party’s security interest in the Collateral.

(b) The Collateral, to the extent not delivered to Secured Party pursuant to Section 4, will be kept at those locations disclosed to Secured Party and Grantor will not remove the Collateral from such locations without providing at least thirty (30) days’ prior written notice to Secured Party. Grantor will, prior to any change described in the preceding sentence, take all actions reasonably required by Secured Party to maintain the perfection and priority of Secured Party’s security interest in the Collateral.

(c) Grantor shall, at its own cost and expense, defend title to the Collateral and the Lien and security interest of Secured Party therein against the claim of any person claiming against or through Grantor and shall maintain and preserve such perfected security interest for so long as this Agreement shall remain in effect.

(d) Grantor will not sell, offer to sell, dispose of, convey, assign or otherwise transfer, grant any option with respect to, restrict, or grant, create, permit or suffer to exist any mortgage, pledge, lien, security interest, option, right of first offer, encumbrance or other restriction or limitation of any nature whatsoever on, any of the Collateral or any interest therein without the prior written consent of Secured Party.

(e) Grantor will keep the Collateral in good order and repair and will not use the same in violation of law or any policy of insurance thereon. Grantor will permit Secured Party, or its designee, to inspect the Collateral at any reasonable time, wherever located.

(f) Grantor will pay promptly when due all taxes, assessments, governmental charges, and levies upon the Collateral or incurred in connection with the use or operation of the Collateral or incurred in connection with this Agreement.

8. SECURED PARTY APPOINTED ATTORNEY-IN-FACT. Grantor hereby appoints Secured Party as Grantor’s attorney-in-fact, with full authority in the place and stead of Grantor and in the name of Grantor or otherwise, from time to time during the continuance of an Event of Default in Secured Party’s discretion to take any action and to execute any instrument which Secured Party may deem necessary or advisable to accomplish the purposes of this Agreement (but Secured Party shall not be obligated to and shall have no liability to Grantor or any third party for failure to do so or take action). This appointment, being coupled with an interest, shall be irrevocable. Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof.

9. SECURED PARTY MAY PERFORM. If Grantor fails to perform any obligation contained in this Agreement, during an Event of Default, Secured Party may itself perform, or cause performance of, such obligation, and the expenses of Secured Party incurred in connection therewith shall be payable by Grantor; provided that Secured Party shall not be required to perform or discharge any obligation of Grantor.

10. REASONABLE CARE. Secured Party shall have no duty with respect to the care and preservation of the Collateral beyond the exercise of reasonable care. Secured Party shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which Secured Party accords its own property, it being understood that Secured Party shall not have any responsibility for (a) ascertaining or taking action with respect to any claims, the nature or sufficiency of any payment or performance by any party under or pursuant to any agreement relating to the Collateral or other matters relative to any Collateral, whether or not Secured Party has or is deemed to have knowledge of such matters, or (b) taking any necessary steps to preserve rights against any parties with respect to any Collateral. Nothing set forth in this Agreement, nor the exercise by Secured Party of any of the rights and remedies hereunder, shall relieve Grantor from the performance of any obligation on Grantor’s part to be performed or observed in respect of any of the Collateral.

11. REMEDIES UPON DEFAULT. If any Event of Default shall have occurred and be continuing:

(a) Secured Party, without any other notice to or demand upon Grantor, may assert all rights and remedies of a secured party under the UCC or other applicable law, including, without limitation, the right to take possession of, hold, collect, sell, lease, deliver, grant options to purchase or otherwise retain, liquidate or dispose of all or any portion of the Collateral. If notice prior to disposition of the Collateral or any portion thereof is necessary under applicable law, written notice mailed to Grantor at its notice address as provided in Section 15 hereof ten (10) days prior to the date of such disposition shall constitute reasonable notice, but notice given in any other reasonable manner shall be sufficient. So long as the sale of the Collateral is made in a commercially reasonable manner, Secured Party may sell such Collateral on such terms and to such purchaser(s) as Secured Party in its absolute discretion may choose, without assuming any credit risk and without any obligation to advertise or give notice of any kind other than that necessary under applicable law. Without precluding any other methods of sale, the sale of the Collateral or any portion thereof shall have been made in a commercially reasonable manner if conducted in conformity with reasonable commercial practices of creditors disposing of similar property. At any sale of the Collateral, if permitted by applicable law, Secured Party may be the purchaser, licensee, assignee or recipient of the Collateral or any part thereof and shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold, assigned or licensed at such sale, to use and apply any of the Secured Obligations as a credit on account of the purchase price of the Collateral or any part thereof payable at such sale. To the extent permitted by applicable law, Grantor waives all claims, damages and demands it may acquire against Secured Party arising out of the exercise by it of any rights hereunder. Grantor hereby waives and releases to the fullest extent permitted by law any right or equity of redemption with respect to the Collateral, whether before or after sale hereunder, and all rights, if any, of marshalling the Collateral and any other security for the Secured Obligations or otherwise. At any such sale, unless prohibited by applicable law, Secured Party or any custodian may bid for and purchase all or any part of the Collateral so sold free from any such right or equity of redemption. Neither Secured Party nor any custodian shall be liable for failure to collect or realize upon any or all of the Collateral or for any delay in so doing, nor shall it be under any obligation to take any action whatsoever with regard thereto. Secured Party shall not be obligated to clean-up or otherwise prepare the Collateral for sale.

(b) All rights of Grantor to (i) exercise the voting and other consensual rights it would otherwise be entitled to exercise pursuant to Section 6(a) and (ii) receive the dividends and other distributions which it would otherwise be entitled to receive and retain pursuant to Section 6(b), shall immediately cease, and all such rights shall thereupon become vested in Secured Party, which shall have the sole right to exercise such voting and other consensual rights and receive and hold such dividends and other distributions as Collateral.

(c) Any cash held by Secured Party as Collateral and all cash Proceeds received by Secured Party in respect of any sale of, collection from, or other realization upon all or any part of the Collateral shall be applied in whole or in part by Secured Party to the payment of expenses incurred by Secured Party in connection with the foregoing or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of Secured Party hereunder, including reasonable attorneys’ fees, and the balance of such proceeds shall be applied or set off against all or any part of the Secured Obligations in such order as Secured Party shall elect. Any surplus of such cash or cash Proceeds held by Secured Party and remaining after payment in full of all the Secured Obligations shall be paid over to Grantor or to whomsoever may be lawfully entitled to receive such surplus. Grantor shall remain liable for any deficiency if such cash and the cash Proceeds of any sale or other realization of the Collateral are insufficient to pay the Secured Obligations and the fees and other charges of any attorneys employed by Secured Party to collect such deficiency.

(d) If Secured Party shall determine to exercise its rights to sell all or any of the Collateral pursuant to this Section, Grantor agrees that, upon request of Secured Party, Grantor will, at its own expense, do or cause to be done all such acts and things as may be necessary to make such sale of the Collateral or any part thereof valid and binding and in compliance with applicable law.

12. NO WAIVER AND CUMULATIVE REMEDIES. Secured Party shall not by any act (except by a written instrument pursuant to Section 14), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Event of Default. All rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies provided by law.

13. SECURITY INTEREST ABSOLUTE. Grantor hereby waives demand, notice, protest, notice of acceptance of this Agreement, notice of loans made, credit extended, Collateral received or delivered or other action taken in reliance hereon and all other demands and notices of any description. All rights of Secured Party and Liens and security interests hereunder, and all Secured Obligations of Grantor hereunder, shall be absolute and unconditional irrespective of:

(a) any illegality or lack of validity or enforceability of any Secured Obligation or any related agreement or instrument;

(b) any change in the time, place or manner of payment of, or in any other term of, the Secured Obligations, or any rescission, waiver, amendment or other modification of the Note, this Agreement or any other agreement, including any increase in the Secured Obligations resulting from any extension of additional credit or otherwise;

(c) any taking, exchange, substitution, release, impairment or non-perfection of any Collateral or any other collateral, or any taking, release, impairment, amendment, waiver or other modification of any guaranty, for all or any of the Secured Obligations;

(d) any manner of sale, disposition or application of proceeds of any Collateral or any other collateral or other assets to all or part of the Secured Obligations;

(e) any default, failure or delay, willful or otherwise, in the performance of the Secured Obligations;

(f) any defense, set-off or counterclaim (other than a defense of payment or performance) that may at any time be available to, or be asserted by, Grantor against Secured Party; or

(g) any other circumstance (including, without limitation, any statute of limitations) or manner of administering the Loans or any existence of or reliance on any representation by

Secured Party that might vary the risk of Grantor or otherwise operate as a defense available to, or a legal or equitable discharge of, Grantor or any other grantor, guarantor or surety.

14. AMENDMENTS. None of the terms or provisions of this Agreement may be amended, modified, supplemented, terminated or waived, and no consent to any departure by Grantor therefrom shall be effective unless the same shall be in writing and signed by Secured Party and Grantor, and then such amendment, modification, supplement, waiver or consent shall be effective only in the specific instance and for the specific purpose for which made or given.

15. ADDRESSES FOR NOTICES. All notices and other communications provided for in this Agreement shall be in writing and shall be given in the manner and become effective as set forth in the Credit Agreement and addressed to the respective parties at their addresses as set forth in the Credit Agreement or as to either party at such other address as shall be designated by such party in a written notice to each other party.

16. CONTINUING SECURITY INTEREST; FURTHER ACTIONS. This Agreement shall create a continuing Lien and security interest in the Collateral and shall (a) subject to Section 17, remain in full force and effect until payment and performance in full of the Secured Obligations, (b) be binding upon Grantor, its successors and assigns, and (c) inure to the benefit of Secured Party and its successors, transferees and assigns; provided that Grantor may not assign or otherwise transfer any of its rights or obligations under this Agreement without the prior written consent of Secured Party, such consent not to be unreasonably withheld. Without limiting the generality of the foregoing clause (c), any assignee of Secured Party’s interest in any agreement or document which includes all or any of the Secured Obligations shall, upon assignment in accordance with Section 11.10 of the Credit Agreement, become vested with all the benefits granted to Secured Party herein with respect to such Secured Obligations.

17. TERMINATION; RELEASE. On the date on which all Secured Obligations have been paid and performed in full (other than contingent indemnification or expense reimbursement obligations), Secured Party will, at the request and sole expense of Grantor, (a) duly assign, transfer and deliver to or at the direction of Grantor (without recourse and without any representation or warranty) such of the Collateral as may then remain in the possession of Secured Party, together with any monies at the time held by Secured Party hereunder, and (b) execute and deliver to Grantor a proper instrument or instruments acknowledging the satisfaction and termination of this Agreement.

18. GOVERNING LAW. This and any claim, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Agreement and the transactions contemplated hereby shall be governed by, and construed in accordance with, the laws of the State of New York.

19. COUNTERPARTS. This Agreement and any amendments, waivers, consents or supplements hereto may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or in electronic (i.e., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Agreement. This Agreement shall constitute the entire contract among the parties with respect to the subject matter hereof and supersede all previous agreements and understandings, oral or written, with respect thereto.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, Grantor has executed this Agreement as of the date first above written.

TCW DL BRIDGE, LLC,
as Grantor

By:	/s/ Richard M. Villa
	Name:	Richard M. Villa
	Title:	Managing Director, Chief Financial Officer

Signature Page to

Security Agreement

NATIXIS, NEW YORK BRANCH,
as Secured Party

By:	/s/ Kevin Alexander
	Name:	Kevin Alexander
	Title:	Managing Director

By:	/s/ Nick Mitra
	Name:	Nick Mitra
	Title:	Executive Director

Signature Page to

Security Agreement

SCHEDULE 1

COMMERCIAL TORT CLAIMS

None.

Schedule 1